Exhibit 99.1

For additional information contact:

Tracy L. Keegan

Executive Vice President and

Chief Financial Officer

(904) 998-5501

Atlantic coast Financial CORPORATION reports

first quarter 2018 earnings of $0.09 per diluted share

__________________________________________________________________________________________________________________

merger with Ameris Bancorp has received

stockholder and regulatory approval

JACKSONVILLE, Fla. (May 10, 2018) – Atlantic Coast Financial Corporation (Atlantic Coast or the Company, NASDAQ: ACFC), the holding company for Atlantic Coast Bank (the Bank), today reported earnings per diluted share of $0.09 for the first quarter of 2018 compared with earnings of $0.10 per diluted share in the same quarter last year.

Commenting on the Company's results, John K. Stephens, Jr., President and Chief Executive Officer, said, "During the first quarter, we continued to work as a team to ready our company for its pending merger with Ameris Bancorp. I am proud of our performance and the concerted effort of our employees to ensure this transition will be as smooth as possible for our customers. We are looking forward to closing our transaction, which has now received both regulatory and stockholder approvals, and joining the team at Ameris."

Other significant aspects of the first quarter of 2018 included:

•	Net interest income increased 12% to $7.1 million for the three months ended March 31, 2018, from $6.4 million for the three months ended March 31, 2017.

•	Total loans (including portfolio loans, loans held-for-sale, and warehouse loans held-for-investment) increased 7% to $792.5 million at March 31, 2018, from $741.8 million at March 31, 2017, but declined 6% from $842.8 million at December 31, 2017.

•	Deposits decreased 7% to $640.7 million at March 31, 2018, from $685.8 million at March 31, 2017, and 5% from $675.8 million at December 31, 2017.

•	Total assets was virtually flat at $928.1 million at March 31, 2018, compared with $923.5 million at March 31, 2017, and declined 6% from $983.3 million at December 31, 2017.

•	Nonperforming assets, as a percentage of total assets, declined to 1.07% at March 31, 2018, compared with 1.36% at March 31, 2017, but increased from 0.97% at December 31, 2017.

•	The Bank's ratios of total risk-based capital to risk-weighted assets and Tier 1 (core) capital to adjusted total assets were 13.54% and 9.91%, respectively, at March 31, 2018, and each continued to exceed the levels required by regulation, currently 10% and 5%, respectively, for a bank to be considered well-capitalized.

Tracy L. Keegan, Executive Vice President and Chief Financial Officer, added, "Due to the efforts of our team to continue executing our strategic plan, despite our pending merger, net interest margin was 3.22% for the first quarter of 2018, consistent with both the first and fourth quarters of 2017."

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ACFC Reports First Quarter 2018 Results

May 10, 2018

Bank Regulatory Capital	At
Key Capital Measures	March 31, 2018	Dec. 31, 2017	March 31, 2017
Total risk-based capital ratio (to risk-weighted assets)	13.54%	12.53%	13.76%
Common equity tier 1 (core) risk-based capital ratio (to risk-weighted assets)	12.38%	11.43%	12.56%
Tier 1 (core) risk-based capital ratio (to risk-weighted assets)	12.38%	11.43%	12.56%
Tier 1 (core) capital ratio (to adjusted total assets)	9.91%	9.67%	10.32%

The increase in risk-weighted capital ratios at March 31, 2018, compared with December 31, 2017, reflected a decrease in risk-weighted assets due to the decrease in total loans and an increase in equity due to accumulated earnings, partially offset by a decrease in cash and cash equivalents and investment securities. The decrease in risk-weighted capital ratios at March 31, 2018, compared with March 31, 2017, reflected an increase in risk-weighted assets, due to growth in portfolio loans and a decrease in investment securities, as well as an increase in the risk weighting of certain portfolio loan categories, partially offset by an increase in cash and cash equivalents and an increase in equity due to accumulated earnings.

Credit Quality	At
	March 31, 2018	Dec. 31, 2017	March 31, 2017
	(Dollars in millions)
Nonperforming loans	$8.2	$7.8	$9.8
Nonperforming loans to total portfolio loans	1.07%	1.02%	1.42%
Other real estate owned	$1.7	$1.7	$2.8
Nonperforming assets	$9.9	$9.5	$12.6
Nonperforming assets to total assets	1.07%	0.97%	1.36%
Troubled debt restructurings performing for less than 12 months under terms of modification (1)	$14.9	$15.2	$13.6
Troubled debt restructurings performing for more than 12 months under terms of modification	$16.1	$15.7	$18.9

_________________________

(1)	Includes $6.4 million, $5.9 million and $7.6 million of nonperforming loans at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

Due to the Company's generally stable credit quality during 2017 and continuing into 2018, which reflected an overall slowing pace of loan reclassifications to nonperforming, the Company's loan loss provision remained at a low level for the three months ended March 31, 2018, while maintaining, in management's view, a stable and adequate ratio of allowance for portfolio loan losses to total portfolio loans (see table below).

Provision / Allowance for Loan Losses	At and for the Three Months Ended
	March 31, 2018	Dec. 31, 2017	March 31, 2017
	(Dollars in millions)
Provision for portfolio loan losses	$0.2	$0.2	$0.1
Allowance for portfolio loan losses	$8.6	$8.6	$8.3
Allowance for portfolio loan losses to total portfolio loans	1.12%	1.12%	1.20%
Allowance for portfolio loan losses to nonperforming loans	104.97%	110.43%	84.67%
Net charge-offs (recoveries)	$0.2	$0.0	$0.0
Net charge-offs (recoveries) to average outstanding portfolio loans (annualized)	0.09%	0.02%	0.00%

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ACFC Reports First Quarter 2018 Results

May 10, 2018

Net charge-offs totaled $168,000 and $39,000 for the three months ended March 31, 2018 and December 31, 2017, respectively, while net recoveries totaled $8,000 for the three months ended March 31, 2017. This reflects a trend of solid economic conditions across the Company's markets, which has led to continued low levels of net charge-offs during the last 12 months; however, the increase in net charge-offs during the first quarter of 2018 primarily reflected increased charge-offs in commercial real estate loans, manufactured home loans, and home equity loans.

The Company's provision for portfolio loan losses has remained within a relatively narrow range over the past year. The increase in the allowance for portfolio loan losses at March 31, 2018, compared with that at March 31, 2017, was attributable primarily to loan growth, which reflected organic growth supplemented by strategic loan purchases that were offset partially by loan sales, principal amortization, and increased prepayments of one- to four-family residential mortgages and home equity loans. Management believes the allowance for portfolio loan losses at March 31, 2018, is sufficient to absorb losses in portfolio loans as of the end of the period.

Net Interest Income	Three Months Ended
	March 31, 2018	Dec. 31, 2017	March 31, 2017
	(Dollars in millions)
Net interest income	$7.1	$7.2	$6.4
Net interest margin	3.22%	3.24%	3.20%
Yield on investment securities	2.13%	2.09%	2.42%
Yield on loans	4.38%	4.47%	4.26%
Total cost of funds	1.03%	1.03%	0.80%
Average cost of deposits	0.86%	0.85%	0.67%
Rates paid on borrowed funds	1.74%	1.83%	1.77%

Net interest margin was relatively flat during the three months ended March 31, 2018, compared with net interest margin for the three months ended December 31, 2017 and March 31, 2017. The slight changes were primarily due to varying levels of interest-earning assets outstanding. Additionally, the increase in interest-earning assets during the three months ended March 31, 2018, compared with March 31, 2017, was partially offset by an increase in interest expense in the first quarter of 2018.

Noninterest Income / Noninterest Expense / Income Tax Expense	Three Months Ended
	March 31, 2018	Dec. 31, 2017	March 31, 2017
	(Dollars in millions)
Noninterest income	$1.2	$1.3	$2.6
Noninterest expense	$6.4	$6.4	$6.6
Income tax expense	$0.4	$2.5	$0.8

The decrease in noninterest income for the three months ended March 31, 2018, compared with that of the three months ended March 31, 2017, primarily reflected lower gains on the sale of loans held-for-sale. The decrease in noninterest expense during the three months ended March 31, 2018, compared with that of the three months ended March 31, 2017, primarily reflected a decrease in foreclosed asset expenses, interchange expenses, and other miscellaneous operating expenses, partially offset by an increase in compensation and benefits, as well as costs associated with the merger with Ameris Bancorp.

The decrease in income tax expense for the three months ended March 31, 2018, compared with that of the three months ended December 31, 2017, primarily reflected a reduction in the valuation of the Company's net deferred tax assets at December 31, 2017, as a result of the recently enacted tax legislation. The decrease in income tax expense for the three months ended March 31, 2018, compared with that of the three months ended March 31, 2017, primarily reflected the decrease in effective tax rate as a result of the newly enacted tax legislation, which decreased the maximum federal income tax rate by 14%, as well as a decline in income before income tax expense.

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ACFC Reports First Quarter 2018 Results

May 10, 2018

Use of Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP). Core earnings and core earnings per diluted share exclude the effects of certain transactions that occurred during the period, as detailed in the following reconciliation of these measures.

	Three Months Ended
	March 31, 2018	Dec. 31, 2017	March 31, 2017
	(Dollars in thousands)
Net income, as reported	$1,416	$(616)	$1,477
Plus merger-related costs (1)	232	400	--
Plus impact of newly enacted tax laws on deferred tax assets (2)	--	1,641	--
Adjusted net income (core earnings)	$1,648	$1,425	$1,477

Income per diluted share, as reported	$0.09	$(0.04)	$0.10
Plus merger-related costs	0.02	0.03	--
Plus impact of newly enacted tax laws on deferred tax assets (2)	--	0.11	--
Adjusted income per diluted share (core earnings per diluted share) (3)	$0.11	$0.09	$0.10

_________________________

(1)	The merger-related costs, which are included in noninterest expense, totaled $233,000 and is shown above net of a tax expense adjustment of $1,000 for the three months ended March 31, 2018. The merger-related costs totaled $443,000 and is shown above net of a tax expense adjustment of $43,000 for the three months ended December 31, 2017.
(2)	The impact of newly enacted tax laws on deferred tax assets is included in income tax expense.
(3)	May not foot due to rounding.

Core earnings and core earnings per diluted share should be viewed in addition to, and not as a substitute for or superior to, net income and income per diluted share on a GAAP basis. Atlantic Coast's management believes that the non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Atlantic Coast's management also believes that the non-GAAP financial measures aid investors in analyzing the Company's business trends and in understanding the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes.

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a Florida state-chartered commercial bank. It is a community-oriented financial institution serving the Northeast Florida, Central Florida and Southeast Georgia markets. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Relations.

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ACFC Reports First Quarter 2018 Results

May 10, 2018

Forward-looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally are identifiable by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "plans," "intends," "projects," "targets," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: the expected merger with Ameris Bancorp; the strength of our ratio of allowance for portfolio loan losses to total portfolio loans; and the allowance for portfolio loan losses being sufficient to absorb losses in respect of portfolio loans. The Company's consolidated financial results and the forward-looking statements could be affected by many factors, including but not limited to: general economic trends and changes in interest rates; increased competition; changes in demand for financial services; the state of the banking industry generally; uncertainties associated with newly developed or acquired operations; market disruptions; and cyber-security risks. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the Securities and Exchange Commission. In particular, please refer to "Item 1A. Risk Factors" beginning on page 37 of the Company's Annual Report on Form 10-K for the year ended December 31, 2017. The forward-looking statements contained in this release are made as of the date of this release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

Ameris Bancorp has filed a registration statement on Form S-4 (Registration Number 333-222563) with the Securities and Exchange Commission to register the shares of Ameris Bancorp's common stock that will be issued to Atlantic Coast's stockholders in connection with the transaction. The registration statement includes a joint proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction. BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission on its website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by Ameris Bancorp on its website at http://www.AmerisBank.com and by Atlantic Coast on its website at https://www.AtlanticCoastBank.net/.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

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ACFC Reports First Quarter 2018 Results

May 10, 2018

ATLANTIC COAST FINANCIAL CORPORATION

Statements of Operations (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2018	Dec. 31, 2017	March 31, 2017
Interest and dividend income:
Loans, including fees	$8,846	$8,951	$7,469
Securities and interest-earning deposits in other financial institutions	408	401	419
Total interest and dividend income	9,254	9,352	7,888

Interest expense:
Deposits	1,438	1,458	1,088
Federal Home Loan Bank advances	688	676	428
Total interest expense	2,126	2,134	1,516

Net interest income	7,128	7,218	6,372
Provision for portfolio loan losses	168	235	100
Net interest income after provision for portfolio loan losses	6,960	6,983	6,272

Noninterest income:
Service charges and fees	405	433	434
Gain on sale of portfolio loans	--	38	--
Gain (loss) on sale of loans held-for-sale	(52)	109	1,542
Bank owned life insurance earnings	115	118	117
Interchange fees	341	328	329
Other	427	244	139
Total noninterest income	1,236	1,270	2,561

Noninterest expense:
Compensation and benefits	3,600	3,309	3,487
Occupancy and equipment	585	654	555
FDIC insurance premiums	83	94	135
Foreclosed assets, net	(48)	(13)	80
Data processing	582	542	611
Outside professional services	513	478	537
Collection expense and repossessed asset losses	57	83	139
Merger-related costs	233	443	--
Other	745	778	1,006
Total noninterest expense	6,350	6,368	6,550

Income before income tax expense	1,846	1,885	2,283
Income tax expense	430	2,501	806
Net income (loss)	$1,416	$(616)	$1,477

Net income (loss) per basic share	$0.09	$(0.04)	$0.10
Net income (loss) per diluted share	$0.09	$(0.04)	$0.10

Basic weighted average shares outstanding	15,438	15,429	15,442
Diluted weighted average shares outstanding	15,449	15,429	15,442

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ACFC Reports First Quarter 2018 Results

May 10, 2018

ATLANTIC COAST FINANCIAL CORPORATION

Balance Sheets (Unaudited)

(Dollars in thousands)

	March 31, 2018	Dec. 31, 2017	March 31, 2017
ASSETS
Cash and due from financial institutions	$4,434	$3,432	$4,041
Short-term interest-earning deposits	44,082	46,977	23,713
Total cash and cash equivalents	48,516	50,409	27,754
Securities available-for-sale	36,182	37,683	101,069
Portfolio loans, net of allowance of $8,600, $8,600 and $8,272, respectively	757,361	757,506	681,576
Other loans:
Loans held-for-sale	6,062	3,623	2,126
Warehouse loans held-for-investment	29,071	81,687	58,118
Total other loans	35,133	85,310	60,244

Federal Home Loan Bank stock, at cost	9,062	9,892	6,941
Land, premises and equipment, net	13,948	14,172	14,734
Bank owned life insurance	18,120	18,005	17,652
Other real estate owned	1,699	1,739	2,806
Accrued interest receivable	2,131	2,267	1,741
Deferred tax assets, net	4,257	4,108	6,409
Other assets	1,730	2,165	2,908
Total assets	$928,139	$983,256	$923,834

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$70,038	$63,852	$67,926
Interest-bearing demand	100,565	97,350	127,297
Savings and money markets	265,411	294,674	249,279
Time	204,681	219,927	241,336
Total deposits	640,695	675,803	685,838
Federal Home Loan Bank advances	192,375	213,525	144,092
Accrued expenses and other liabilities	3,284	3,268	4,692
Total liabilities	836,354	892,596	834,622

Total stockholders' equity	91,785	90,660	89,212
Total liabilities and stockholders' equity	$928,139	$983,256	$923,834

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ACFC Reports First Quarter 2018 Results

May 10, 2018

ATLANTIC COAST FINANCIAL CORPORATION

Selected Consolidated Financial Ratios and Other Data (Unaudited)

(Dollars in thousands)

	At and for the Three Months Ended March 31,
	2018	2017
Interest rate
Net interest spread	3.06%	3.08%
Net interest margin	3.22%	3.20%
.
Average balances
Portfolio loans receivable, net	$763,264	$652,875
Warehouse loans held-for-investment	34,783	35,728
Total interest-earning assets	885,948	796,609
Total assets	923,277	839,725
Deposits	670,228	651,868
Total interest-bearing liabilities	762,832	685,043
Total liabilities	831,478	751,532
Stockholders' equity	91,799	88,193
.
Performance ratios (annualized)
Return on average total assets	0.61%	0.70%
Return on average stockholders' equity	6.17%	6.70%
Ratio of operating expenses to average total assets	2.75%	3.12%
.
Credit and liquidity ratios
Nonperforming loans	$8,193	$9,770
Foreclosed assets	1,699	2,806
Impaired loans	32,990	34,669
Nonperforming assets to total assets	1.07%	1.36%
Nonperforming loans to total portfolio loans	1.07%	1.42%
Allowance for loan losses to nonperforming loans	104.97%	84.67%
Allowance for loan losses to total portfolio loans	1.12%	1.20%
Net charge-offs (recoveries) to average outstanding portfolio loans (annualized)	0.09%	0.00%
Ratio of gross portfolio loans to total deposits	119.55%	100.58%
.
Capital ratios
Tangible stockholders' equity to tangible assets (1)	9.89%	9.62%
Average stockholders' equity to average total assets	9.94%	10.50%
.
Other Data
Tangible book value per share (1)	$5.90	$5.71
Stock price per share	10.30	7.62
Stock price per share to tangible book value per share (1)	174.53%	133.37%

_________________________

(1)	Non-GAAP financial measure. Because the Company does not currently have any intangible assets, tangible stockholders' equity is equal to stockholders' equity, tangible assets is equal to assets, and tangible book value is equal to book value. Accordingly, no reconciliations are required for these measures.

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ACFC Reports First Quarter 2018 Results

May 10, 2018

ATLANTIC COAST FINANCIAL CORPORATION

Average Balances, Net Interest Income, Yields Earned and Rates Paid (Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2018			2017
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
Interest-earning assets:
Loans	$807,923	$8,846	4.38%	$701,142	$7,469	4.26%
Investment securities	37,029	198	2.13%	46,516	282	2.42%
Other interest-earning assets	40,996	210	2.05%	48,951	137	1.12%
Total interest-earning assets	885,948	9,254	4.18%	796,609	7,888	3.96%
Noninterest-earning assets	37,329			43,116
Total assets	$923,277			$839,725

Interest-bearing liabilities:
Interest-bearing demand accounts	$105,501	$132	0.50%	$115,754	$134	0.46%
Savings deposits	56,547	16	0.12%	58,551	17	0.12%
Money market accounts	228,494	562	0.98%	176,631	342	0.77%
Time deposits	213,992	728	1.36%	237,337	595	1.00%
Federal Home Loan Bank advances	158,298	688	1.74%	96,769	428	1.77%
Other borrowings	--	--	--%	1	--	1.25%
Total interest-bearing liabilities	762,832	2,126	1.12%	685,043	1,516	0.88%
Noninterest-bearing liabilities	68,646			66,489
Total liabilities	831,478			751,532
Total stockholders’ equity	91,799			88,193
Total liabilities and stockholders’ equity	$923,277			$839,725

Net interest income		$7,128			$6,372
Net interest spread			3.06%			3.08%
Net interest-earning assets	$123,116			$111,566
Net interest margin			3.22%			3.20%
Average interest-earning assets to average interest-bearing liabilities		116.14%			116.29%

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